CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 131 to the registration statement on Form N-1A (File No. 811-07237) (“Registration Statement”) of our report dated July 8, 2011, relating to the financial statements and financial highlights of Putnam Capital Opportunities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Boston, Massachusetts
September 22, 2011